UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2005

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:	716-855-1068

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

        On December 21, 2005, Minrad, Inc., the registrant's wholly owned subsidiary, and the registrant entered into a Credit Agreement with KeyBank National Association. The Credit Agreement provides for a revolving line of credit and for the issuance of letters of credit. The total amount outstanding under the credit agreement may not exceed $3,500,000, with a sublimit for letters of credit of $250,000. Minrad, Inc. is the borrower under the credit agreement and the payment and performance of its obligations are guaranteed by Minrad International.

        The amount of loans outstanding under the credit agreement may not exceed 60% of Eligible Accounts Receivable at such time, plus 35% of Eligible Finished Goods at such time, plus 35% of Eligible Raw Materials at such time, plus the lesser of (A) 35% of Eligible Work-In-Process and (B) $500,000, plus the lesser of (A) 50% of Eligible Real Property and Equipment based on the most current appraisals in form and substance satisfactory to the Lender at such time and (B) $1,000,000, minus Reserves imposed by the Lender at such time.

        Interest on the revolving line of credit shall be equal to the Base Rate plus 2%. The Base Rate is the greater of (i) KeyBank's prime rate; or (ii) 1/2 of 1% in excess of the Federal Funds Effective Rate.

        The Maturity Date for the obligations under the facility is December 19, 2006.

        Minrad, Inc. will be in default under the credit agreement and payment of outstanding amounts may be accelerated if it fails to pay its obligations thereunder past any applicable grace period; if representations made in the loan documents are untrue in any material respect when made; if either Minrad International or Minrad Inc. fails to perform any covenant under the credit agreement after any applicable notice period, if any; if Minrad International or its subsidiaries default in the payment or performance of obligations relating to other material indebtedness; if any judgment is entered against Minrad International or its subsidiaries in excess of $50,000, which is not vacated or bonded pending appeal within 30 days; if an insolvency event occurs for Minrad Interantional or its subsidiaries; if there is a change of control of Minrad International or its subsidiaries; if an event occurs which the Lender determines is reasonably likely to have a material adverse effect.

        The Credit Agreement contains financial covenants, including a minimum liquidity test, a minimum consolidated EBITDA test and a consolidated net worth test.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)

December 28, 2005	By:	/s/ WILLIAM H. BURNS, JR.
William H. Burns, Jr.
President and CEO